UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 3.02. Unregistered Sale of Equity Securities

As of January 1, 2023, the Regents of the University of California (“UC Investments”), subscribed for an aggregate 268,858,761.771 Class I shares of Blackstone Real Estate Income Trust, Inc. (the “Company”) for a total purchase price of $4 billion. The investment is being made at the Company’s January 1, 2023 public offering price with fees and terms consistent with existing shareholders. The offer and sale of the shares are exempt from the registration provisions of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2).

In connection with this investment, a subsidiary of Blackstone Inc. (together with its affiliates, “Blackstone”) entered into a long-term strategic venture with UC Investments. Blackstone contributed $1 billion of its current holdings in the Company as part of the strategic venture, which provides a waterfall structure with UC Investments receiving a 11.25% minimum annualized net return on its investment in the Company’s shares (supported by a pledge of Blackstone’s contribution) and upside from its investment. In exchange, Blackstone will be entitled to receive an incremental 5% cash promote payment from UC Investments on any returns received in excess of the specified minimum, in addition to the existing management and incentive fees borne by all holders of Class I shares of the Company. The pledge will also extend to any appreciation and dividends received by Blackstone in respect of the contributed $1 billion.

The Company’s Class I shares have generated a 12.7% annualized net return since inception six years ago. As long as the Company’s Class I shares produce in excess of an 8.7% annualized net return, Blackstone is expected to achieve incremental profit above what it otherwise would earn on its contributed $1 billion of capital.1 This is due to the impact of management and incentive fees on the $4 billion of new capital.

After January 2028, the parties have the option to request repurchase of their investments ratably over two years (a minimum average 6-year hold), with 1/24th of UC Investments’ shares (plus roll-forward of any shares not repurchased due to any Company repurchase proration) available for repurchase for each of the 24 months after January 2028. Following such date, the pledge of Blackstone’s contribution will be released with respect to any payments made by Blackstone to UC Investments in respect of the minimum return and otherwise in an amount proportionate to the remaining number of shares eligible to be repurchased and the number of months remaining until the end of such 24-month period.

This transaction does not change the Company’s recently communicated repurchase guidance for Q1 2023.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Certain information contained in this Current Report on Form 8-K constitutes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission (the “SEC”). The Company based forward-looking statements on current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, any benefits expected to be achieved as a result of the transaction and statements regarding future performance. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include the risks and other factors described in the Company’s annual report for the most recent fiscal year and any such updated factors included in its periodic filings with the SEC, as well as those described under the section entitled “Risk Factors” in the Company’s prospectus, each of which are accessible on the SEC’s website at www.sec.gov. In providing forward-looking statements, the Company undertakes no duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

[1]	Assumes a constant distribution per share based on the Company’s historical distribution rate and annual NAV appreciation meaningfully lower than Company’s historical performance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: January 5, 2023

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary